                                 CONNECT, INC.
                           SOFTWARE LICENSE AGREEMENT

This Software License Agreement ("AGREEMENT") is entered into as of February 5, 1996 (the "EFFECTIVE DATE"), by and between Connect, Inc., a California corporation, with principal offices at 515 Ellis Street, Mountain View, CA 94043-2242 ("CONNECT") and Entex Information Services Inc., a Delaware Corporation, with principal offices at Six International Drive, Ryebrook, NY 10573 ("CUSTOMER").


CONNECT and Customer have entered into a Software License Agreement for CONNECT to license its OneServer/TM/ Software and OneManager/TM/ Software to Customer and to sub-license certain third-party-owned software to Customer. In addition, Customer may request CONNECT to provide additional Customer Application Software for use with the OneServer Software, as defined in any Exhibit B (Scope of Work) attached to this Agreement, with Supplemental Terms and Conditions applying only to such Customer Application Software and Maintenance Services defined in Exhibit C, with supplemental terms and conditions applying only to such services.

CONNECT and Customer, therefore, agree as follows:

                            SECTION 1  - DEFINITIONS

The following defined terms shall govern the interpretation of this Agreement:

1.1  "CONNECT SOFTWARE" means the OneServer Software and the OneManager
Software.

1.2 "DESIGNATED PLATFORM" means the computer central processing unit ("CPU") and operating system software located at the installed location designated on EXHIBIT A to this Agreement or at any other single location, which will be the only CPU and operating system on which, and the only location at which, the Licensed Software is licensed for installation and use under this Agreement.

1.3 "DOCUMENTATION" means any user documentation provided by CONNECT to Customer for use in connection with the Licensed Software.

1.4  "LICENSED SOFTWARE" means the CONNECT SOFTWARE and the THIRD PARTY
SOFTWARE.

1.5  "SOFTWARE" means the Licensed Software, the Customer Application Software.

1.6 "TERRITORY" means the United States of America and its territories and possessions.

1.7 "THIRD PARTY SOFTWARE" means the number of copies of the third party owned software sublicensed to Customer by CONNECT as specified in Exhibit A.

1.8 "CUSTOMER APPLICATION SOFTWARE" means software provided by CONNECT to Customer pursuant to this Agreement and in conformance with a mutually agreed Scope of Work outlined in Exhibit B, and supplemental terms and conditions solely relating to such services.

                   SECTION  2 - LICENSE GRANTS AND OWNERSHIP

2.1 CONNECT SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, CONNECT grants Customer (1) a non-exclusive, non-transferable perpetual license, (subject only to the provisions of sections 10.3 and 5 below), without right of sublicense, to install and execute and use the CONNECT Software in object code format, solely on the Designated Platform or other single comparable CPU solely for remote access and use by the Customer and end users. (2) If Customer has requested Customer Application Software as defined in Exhibit B, CONNECT hereby grants Customer (a) as to all portions of the Customer Application software not uniquely applicable to Customer Application Software, and defined herein as Exhibit D a non-exclusive, non-transferable, non-sublicensable perpetual license to install, execute and use the Customer Application Software in object code format solely on the designated platform or other single comparable CPU solely for remote access by Customer and end users, and (b) to those portions of the Customer Application Software uniquely applicable to Customer's application and as defined in Exhibit D, an exclusive non transferable license to install and execute the Customer Application Software in object code format solely on the designated platform or other single comparable CPU solely for remote access and use for Customer and end users. Such exhibit will be mutually agreed upon and attached hereto no later than sixty (60) days after the Effective Date of this Agreement.

2.2 CONNECT SOFTWARE SOURCE CODE LICENSE. To the extent that CONNECT at CONNECT's sole discretion provides Customer with any source code for use with the CONNECT Software or Customer Application Software, CONNECT grants Customer, subject to this Section and a separate Source Code License Agreement, a non-exclusive, non-transferable license, to use the source code solely for purposes of customizing or servicing certain features of the CONNECT Software pursuant to the license granted in section 2.1. Customer shall not under any circumstances copy, duplicate or otherwise reproduce the source code in any manner other than to read the machine-readable source code into computer memory for the purposes authorized in the Source Code Agreement. Unless otherwise specified in this Agreement, CONNECT shall have no obligation to support or maintain such source code. Customer shall not permit the source code to leave Customer's premises at the location of Customer set forth on Exhibit A. Connect agrees to place the source code of the Connect Software in escrow within 90 days of full payment by Customer for the License fees for such Software. Customer agrees to pay for the escrow fees for implementing and maintaining such an Agreement.

2.3 THIRD PARTY SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, CONNECT grants to Customer a non-exclusive, non-transferable license, without right of sublicense, to use Third Party Software, solely on the Designated Platform or sole other CPU as outlined in Exhibit A. Customer may not make any use of the Third Party Software on its own or with any other program besides the CONNECT Software except as otherwise permitted under separate license agreements. Customer acknowledges and agrees that CONNECT's licensors for such Third Party Software are intended third party beneficiaries of the terms of this Agreement relating to Customer's use of the Third Party Software and as such have the right to enforce such terms directly against Customer in their own names.

2.4 DOCUMENTATION LICENSE. Subject to the terms and conditions of this Agreement, CONNECT grants Customer the right to copy and distribute six (6) copies of the User Documentation for each copy of the OneServer software licensed to Customer. Further User Documentation reproduction rights may be negotiated. Customer may request Documentation in electronic format subject to current availability from CONNECT.

2.5 ARCHIVAL COPIES; COPYING; MARKINGS. Customer may make one (1) copy of the Licensed Software or Customer Application Software for archival purposes. Each copy of the Licensed Software and User Documentation is subject to the provisions of this Agreement. Customer may not copy the User Documentation except as stated in Section 2.4 or to replace lost or destroyed copies. Additional copies of the User Documentation are available from CONNECT for a separate fee. All titles, trademarks, copyright notices and other proprietary markings must be reproduced on all permitted copies of the Licensed Software and User Documentation, in whatever format, and Customer will not cause or permit the removal of same.

2.6. OWNERSHIP OF LICENSED SOFTWARE. Except for the limited licenses and rights granted herein, all rights, title, and interest in the Licensed Software, Third Party Software and User Documentation, including without limitation all patent, rights, copyrights, trade secrets, know-how, and other intellectual property rights, will remain the property of CONNECT or CONNECT's licensors.
All aspects of the Licensed Software and Third Party Software, including without limitation programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein, as well as screen formats, will remain the sole and exclusive property of CONNECT or its licensors. Customer may not rent, lease, loan, sell or otherwise distribute the Licensed Software, Third Party Software, User Documentation. Customer has been advised that the Licensed Software, Third Party Software and User Documentation are proprietary and contain confidential and valuable information identified as trade secrets by CONNECT and its licensors, which Customer agrees to safeguard as provided for under Section 10.1 Confidentiality, below.

2.7  OWNERSHIP OF CUSTOMER APPLICATION SOFTWARE. SUBJECT TO THE PROVISIONS OF
Section 2.1 above, CONNECT shall own and hold title to the Customer Application Software and all reproductions, modifications or derivative works of the Customer Application Software made by any person, including without limitation all patent rights, copyrights, trade secrets, know-how and other intellectual property rights.

2.8 REVERSE ENGINEERING. As to all Licensed Software provided to Customer in object code format only, Customer agrees not to (i) reverse engineer, decompile, or otherwise attempt to obtain the source code corresponding to such object code, or (ii) modify or create derivative works of the Licensed Software except as specifically permitted by CONNECT.

2.9 COMPETITIVE PRODUCTS. Nothing herein shall be construed to prevent either party from developing or marketing other applications, software, or components thereof, either alone or with others, which are comparable to or competitive with those licensed under this Agreement, provided that such development and marketing does not infringe the Proprietary Rights of the other party or the rights granted under this Agreement and does not involve any unauthorized use of any Confidential Information of the other party under this Agreement that has been reduced to writing in a mutually agreed upon non-disclosure agreement.

2.10 BACKUP HARDWARE. Customer may use a single back-up or replacement CPU as a substitute for a Designated Platform server at any time, provided that Customer provides CONNECT with written notice of such hardware substitution, including the information required for the Designated Platform CPU in Exhibit A within three (3) business days of such substitution.

                   SECTION 3 - SOFTWARE MAINTENANCE/UPDATES

3.1 LICENSED SOFTWARE TECHNICAL AND CUSTOMER SUPPORT. Customer, at its sole option, may order yearly maintenance services with respect to the Licensed Software pursuant to any supplemental terms and conditions of CONNECT's standard Software Maintenance Exhibit executed and attached hereto as Exhibit C. The yearly fees for maintenance services, if elected by Customer, are set forth in Exhibit A. Such fees shall include the right to updates of the Licensed Software

                              SECTION 4 - PAYMENT

4.1 LICENSE FEES. The fees and fee payment schedule for the licenses and other services granted under this Agreement are set forth on Exhibit A to this Agreement. Such fees and charges will accrue upon execution by Customer of this Agreement and the payment schedule. All such fees and charges will be invoiced by CONNECT to Customer and must be paid in full within thirty (30) days after the invoice date or as otherwise specified on EXHIBIT A to this Agreement. All payments are due in United States dollars. CONNECT also reserves the right, upon 30 days written notice to Customer, to discontinue or suspend any services to Customer, including the termination of this Agreement for Customer's failure to make timely payment of applicable fees or charges. The parties specifically agree that termination of this Agreement will not occur in the event of a good faith dispute regarding payment of fees or other charges.

4.2 TAXES. All sales, use, value-added, personal property, and other taxes (other than CONNECT income tax), customs and duties arising out of the licenses granted or services provided under this Agreement will be paid by Customer, or, if CONNECT is required or chooses to pay any of the same, will be reimbursed to CONNECT by Customer.

4.3 AUDIT. During the term of this Agreement, and for a period of one (1) year thereafter, Customer will maintain books and records in connection with its use and distribution of the Licensed Software pursuant to this Agreement in sufficient detail to permit CONNECT to verify Customer's compliance with the terms and conditions of this Agreement. CONNECT will have the right upon ten
(10) business days prior written notice through its independent auditors to inspect Customer's and records to verify compliance with the terms and conditions of this Agreement, including the amount of license fees, and other amounts payable to CONNECT hereunder. Any such audit will be conducted during regular business hours at Customer's offices and will not interfere unreasonably with Customer's business activities. Audits will be made no more than once annually. If an audit reveals that Customer has underpaid fees and/or charges to CONNECT in excess of five percent (5%), then Customer will pay CONNECT's reasonable costs of conducting the audit.

                        SECTION 5 - TERM AND TERMINATION

5.1 TERM AND TERMINATION. This Agreement is effective until terminated. Upon prior written notice, either party may terminate this Agreement if the other party becomes insolvent, ceases doing business in the regular course, files a petition in bankruptcy or is subject to the filing of an involuntary petition for bankruptcy which is not rescinded within a period of forty-five (45) days, or fails to cure a breach of any term or condition of this Agreement within thirty (30) days of receipt of written notice specifying such breach. In addition, Licensee may terminate this Agreement upon ninety (90) days prior written notice to CONNECT.

5.2 EFFECT OF TERMINATION. Termination of this Agreement or any license granted hereunder will not limit either party from pursuing any other remedies available to it, including injunctive relief, nor will termination relieve Customer of its obligation to pay all undisputed fees and charges that accrued prior to the effective date of termination. The following provisions will survive any termination of this Agreement: Sections, 5.2, 7.4, 8, 9, and sections 10.1 through 10.12, inclusive.

5.3 RETURN OF LICENSED SOFTWARE. Except in the event of a termination due to breach, bankruptcy or default by Connect of its obligations under this Agreement, upon termination of this Agreement or any license granted hereunder, Customer will make no further use of the applicable Licensed Software and Documentation. Within thirty (30) days after such termination, Customer will either destroy or return to CONNECT the originals and all copies of the applicable Licensed Software and Documentation and any source code owned by Connect in the possession or under the control of Customer and will certify to CONNECT that Customer has complied with the foregoing requirements.

                   SECTION 6 - DELIVERY, TESTING, ACCEPTANCE

6.1  LICENSED SOFTWARE

6.1(a) DELIVERY. All initial deliverables of Licensed Software and Documentation are listed in Exhibit A of this Agreement and will be delivered to the shipping destination on the date specified in Exhibit A. CONNECT's failure to deliver the Software or Documentation within thirty (30) business days of the date specified on Exhibit A will constitute a default and terminate this Agreement at Customer's sole option entitling Customer to a refund of all fees and charges paid to date. CONNECT will deliver one copy of the Licensed Software for each Designated Platform specified on Exhibit A to this Agreement in the form of a tape containing the Licensed Software and related User Documentation. Shipment will be F.O.B. CONNECT's facilities. Customer will have 15 days from final acceptance of the system as specified in the attached Project Schedule to verify that all deliverables have been received.

6.1(b) ACCEPTANCE. Licensed Software will be accepted by Customer if it performs substantially as described in its then current applicable User Documentation.

6.2  CUSTOMER APPLICATION SOFTWARE

6.2(a) If Customer has requested that CONNECT provide Customer Application Software. CONNECT will provide such software as defined in accordance with any executed Scope of Work and Supplemental Terms and Conditions relating to testing, acceptance, and delivery outlined in any executed Exhibit B, applicable only to such Customer Application Software.

             SECTION 7 - LIMITED WARRANTY (LICENSED SOFTWARE ONLY)

7.1 RIGHT TO LICENSE. CONNECT warrants that it has full power and authority to grant the rights granted by this Agreement to Customer with respect to the Software and Documentation without the consent of any other person; and that neither the performance of the Services by Licensor nor the license to and use by the Customer of the Software and Documentation (including the copying thereof) will in any way constitute an infringement or other violation of any copyright, trade secret, trademark, patent, invention, proprietary information, nondisclosure or other rights of any third party, and that Software, its license to and use by Customer, and the performance by Licensor of the Services, shall be in compliance with all applicable laws, rules and regulations.

7.2 LICENSED SOFTWARE. WARRANTY OBLIGATIONS CONNECT warrants (1) that, during the period of ninety (90) days following completed delivery of the Customer Application Software (the "WARRANTY PERIOD"), the Licensed Software (other than as modified by Customer) will perform substantially in accordance with CONNECT's then current applicable Documentation, when properly installed and used on the applicable Designated Platform, and (2) CONNECT will replace without charge tapes, diskettes or other media embodying the Licensed Software that are defective under normal use, and (3) This warranty shall not be affected by Customer's modification of the Software as long as Licensor can discharge any warranty obligations, notwithstanding such modifications or following their removal by Customer.

7.3 LIMITED WARRANTY. OTHER THAN THE WARRANTIES EXPRESSLY STATED ABOVE, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RELATING TO THE LICENSED SOFTWARE, THE DOCUMENTATION OR THE SERVICES COVERED BY THIS AGREEMENT, AND CONNECT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

          SECTION 8 - INDEMNIFICATION (INTELLECTUAL PROPERTY RIGHTS)

8.1  INFRINGEMENT INDEMNIFICATION BY CONNECT.  Notwithstanding the provisions of
Section 7.1 above, CONNECT agrees to indemnify and hold harmless (including but not limited to payment of all costs, expenses and reasonable attorney's fees) the Customer, its corporate affiliates and any employee, officer, director or agent thereof, against all liability to third parties which arise from or are related to any claim or suit based on a claim that the Licensed Software, Custom Application Software, services or documentation furnished and used within the scope of the licenses or other rights granted under this Agreement infringes a United States patent, copyright, trademark or trade secret or other proprietary right of any third party; provided that (i) Customer shall give CONNECT in writing within fifteen (15) days of being made aware of the claim or suit giving rise to such infringement action; provided, however, that CONNECT's obligation to indemnify Customer shall be excused hereunder only to the extent that CONNECT was prejudiced by Customer's failure to provide timely notice, (ii) CONNECT has sole control of the defense of such action and all related settlement negotiations, and (iii) Customer provides CONNECT with all reasonable assistance, information and authority necessary to carry forth such defense and settlement negotiations, at CONNECT's expense.

8.2 LIMITATION OF LIABILITY. CONNECT will have no liability with respect to any claim of infringement arising out of (i) any modification of the Licensed Software or Documentation by Customer unless Connect can discharge its warranty obligations notwithstanding such modifications or after their removal by Customer, or to the extent any claim arises from any use of the Software or Documentation in combination with other software or equipment not provided or specified in writing by CONNECT provided, however, that Connect represents that the Software will be compatible with the hardware and software currently in use by Customer, or (ii) any markings or branding placed on Licensed Software or Documentation by, or at the request of Customer.

8.3 CONNECT OPTIONS. In the event that any such final judgment of infringement is entered, or CONNECT believes is likely to be entered, CONNECT may at its sole option and expense: (i) modify the Licensed Software and/or Documentation to be non-infringing, (ii) obtain for Customer the right to continue using the Software and/or Documentation provided that in either case the Software continues to be compatible and functionally equivalent with the original Software or (iii) terminate the applicable license and refund the unamortized portion of the license fee paid for the Licensed Software and/or Documentation, with such amortization being calculated over a five (5) year period beginning with acceptance of the Licensed Software.

8.4 ENTIRE LIABILITY. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF CONNECT WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF ANY KIND OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED SOFTWARE OR DOCUMENTATION OR ANY PART THEREOF.

                      SECTION 9 - LIMITATION OF LIABILITY

9.1 EXCEPT AS OTHERWISE PROVIDED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, REVENUES, DATA OR USE, WHETHER IN AN ACTION IN CONTRACT OR TORT OR ANY OTHER FORM OF ACTION, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.2 EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH PARTY'S TOTAL LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER IN AN ACTION IN CONTRACT OR TORT OR ANY

OTHER FORM OF ACTION, WILL IN NO EVENT EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY CUSTOMER TO CONNECT UNDER THIS AGREEMENT.

                              SECTION 10 - GENERAL

10.1 CONFIDENTIALITY. Both parties acknowledge that, in the course of dealings between them, each party will acquire information, identified as confidential, about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party will hold such information which is identified in writing to be confidential. Customer further agrees to hold the Licensed Software and Documentation and the terms of this Agreement in strict confidence.

10.2 NOTICES. All notices, including notices of address change, given under this Agreement must be in writing and will be deemed effective when delivered in person or by a reputable "next day guaranteed" courier service, by facsimile (if a confirming copy is dispatched by one of the other permitted means of dispatch under this Section 10.2) or three (3) business days after being mailed via certified mail, return receipt requested, to the appropriate address shown on the signature page of this Agreement.

10.3 ASSIGNMENT AND SUCCESSORS. Except as specifically provided for herein, neither party shall assign, transfer or convey any of its rights or licenses under this Agreement without the prior written consent of the other party which will not be unreasonably withheld.

10.4 EXPORT. Customer will only export, re-export or otherwise transfer the Licensed Software or Documentation to a country other than the United States in full compliance with the provisions of the United States Export Administration Act and the rules and regulations thereunder, and both the Licensed Software and the Documentation will be deemed "technical data" for purposes thereof.

10.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of New York, and the parties expressly submit to such jurisdiction. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods
(1980) is specifically excluded from application to this Agreement.

10.6 FORCE MAJEURE. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

10.7 ARBITRATION. Any claim, dispute, or controversy arising out of or in connection with or relating to this Agreement, including the breach or alleged breach thereof, will be submitted by the parties to binding arbitration by the American Arbitration Association in the City of New York, New York, under the commercial rules then in effect for that Association, except as provided herein. The parties will agree on one (1) arbitrator within thirty (30) days of receipt of the notice of intent to arbitrate. If no arbitrator is appointed within the time herein provided, or any extension of time which is mutually agreed upon, the Association will make such appointment within thirty (30) days of such failure. Such Association-appointed arbitrator will have a minimum of ten (10) years experience with development of software for computers and knowledge of wide area networks. The award rendered by the arbitrator will include costs of arbitration, reasonable costs for expert and other witnesses, and reasonable attorneys' fees to the prevailing party. Each party acknowledges that any breach of its obligations with respect to the proprietary rights of the other or its licensors or third party suppliers may cause irreparable injury for which there are inadequate remedies at law and, therefore, the arbitrator may award the aggrieved party and/or licensors equitable relief in addition to all other remedies available to them. Judgment on the arbitration award may be entered in any court having jurisdiction thereof. Nothing in this Agreement will be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as is necessary to protect either party's name, proprietary information, trade secrets, know-how, or any other intellectual property rights. Because both parties to this Agreement have had the opportunity to negotiate individual provisions of this Agreement, the parties agree that any arbitrator or court shall not construe any ambiguity that may exist in this Agreement against a party on the basis of that party having drafted the Agreement.

10.8 WAIVER AND SEVERABILITY. The waiver by either party of a breach or right under this Agreement will not constitute a waiver of any other or subsequent breach or right. In the event any provision of this Agreement is held invalid or unenforceable, the remaining provisions will continue in full force and effect.

10.9 AMENDMENT. This Agreement may be amended or modified only in a written document signed by an authorized representative of CONNECT and Customer.

10.10 CUSTOMER OFFER. This Agreement is binding upon execution by an authorized representative of Customer and execution by an authorized representative of CONNECT.

10.11 U.S. GOVERNMENT RESTRICTED RIGHTS. All software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at 252.227-7013 or subparagraphs
(c)(1)(2) of the Commercial Software--Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is Connect, Inc., 515 Ellis Street, Mountain View, CA 94043-2242.

10.12 ENTIRE AGREEMENT. This Agreement, together with any executed exhibits attached hereto, is the complete and exclusive statement of the agreement between the parties and supersedes all previous and contemporaneous agreements, proposals and communications, written or oral, with respect to this subject matter. In particular, the preprinted terms and conditions of any purchase order issued or to be issued by Customer with respect to Licensed Software or related CONNECT services are hereby expressly and superseded by this Agreement. A Customer purchase order that references this Agreement and that is accepted by CONNECT may serve as a supplement to this Agreement with respect to Customer's order of additional Licensed Software or related services; provided that such purchase order will be effective only as to product or services identification, quantity and price, and otherwise will be governed by terms and conditions of this Agreement.

CONNECT                                  CUSTOMER
By:       /s/ Paul Commons               By:          /s/ Robert Auray, Jr.
   -----------------------------------      -----------------------------------

Name:         Paul Commons               Name:            Robert Auray, Jr.
     ---------------------------------        ---------------------------------

Title:    Vice President Finance         Title: Executive Vice President and CFO
      --------------------------------          --------------------------------

Date:   February 5, 1996                 Date:       February 2, 1996
     ---------------------------------        ----------------------------------

Telephone:    (415) 254-4000             Telephone:       914-935-3600
          ----------------------------             -----------------------------

Fax:          (415) 254-4800             Fax:             914-935-3880
    ----------------------------------       -----------------------------------

                           SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT A

1. CONNECT SOFTWARE LICENSED TO CUSTOMER
   -------------------------------------
                                        QTY      List Price       Discount       Markup       Amount
                                        ---      ----------       --------       ------       ------
OneServer                                1       $[*]               [*]%          [*]%      $[*]
8 Concurrent User License

                                        QTY      List Price       Discount       Markup       Amount
                                        ---      ----------       --------       ------       ------
OneManager                               3              [*]         [*]%          [*]%       [*]



1.2. THIRD PARTY SOFTWARE LICENSED TO CUSTOMER:
     -----------------------------------------
                                        QTY      List Price       Discount       Markup       Amount
                                        ---      ----------       --------       ------       ------
ORACLE*                                  1        $[*]              [*]           [*]        $[*]
FULCRUM*                                 1        $[*]              [*]           [*]        $[*]
RSA                                      1         [*]              [*]           [*]         [*]
TOTAL                                                                                       $ [*]


TOTAL LICENSE FEES                                                                          $[*]

      *   CUSTOMER AGREES TO PAY SUCH FEES AS FOLLOWS
     (1) $[*] UPON EXECUTION OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.1 ABOVE.
     (2)  $[*] NO LATER THAN JUNE 30, 1996.

2. ONESERVER TRAINING:
   -------------------
The following standard training rates apply for training. CONNECT will invoice according to the payment provision listed on this Agreement and as services are rendered by CONNECT.


ONESERVER TRAINING*                     DISCOUNTED PRICE
                                        ----------------
Set-up and maintenance                      $  [*]
OneServer Administrative Course @           $  [*]
 CONNECT's training facility (4 days)
 @ $[*] per student


3. SOFTWARE MAINTENANCE AND SUPPORT SERVICES FEE

Software Maintenance and Support Services Fee is included in the monthly Hosting Fee agreement as long as hosting is performed at CONNECT's facilities under the terms and conditions of the Hosting Agreement. Upon termination of the Hosting Agreement and/or when Customer begins hosting at its own facilities, Customer agrees that it shall have no further Software Maintenance and Support rights until a negotiated Software Maintenance and Support Fee structure is in place.

4. DESIGNATED PLATFORM
   4.1 Computer central processing unit
       a. Brand and model: Sun Sparc 20

- -------------------
       * Confidential Treatment requested

5. INSTALLED LOCATION

   CONNECT is hosting the Licensed Software and Custom Application at its facility located at the following address:
     515 Ellis Street
     Mountain View, CA 94043-2242

6.  BILLING ADDRESS

    Name: Entex Information Services
    Attn.: Lynn Wilson
    Address:  Six International Drive
              Ryebrook, NY 10573
    Phone: (914) 935-3645
    Fax: (914) 935-3636

CONNECT                                 CUSTOMER

By:  /s/  P. Commons                    By:   /s/  Robert Auray, Jr.
   -------------------------------         ---------------------------

Name:     P. Commons                    Name:      Robert Auray, Jr.
     ------------------------------          -------------------------

Date:   February 5, 1996                Date:   February 2, 1996
     ------------------------------          -------------------------

                          SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT B

            SCOPE OF WORK AND SUPPLEMENTAL TERMS AND CONDITIONS FOR
                      CUSTOMER APPLICATION SOFTWARE ONLY

In the event both Customer and CONNECT have executed this Exhibit B, then the following terms and conditions will apply to the development of Customer Application Software:

1.0 DEVELOPMENT OF CUSTOMER APPLICATION SOFTWARE. CONNECT AGREES TO DEVELOP AND PROVIDE THE CUSTOMER APPLICATION SOFTWARE IN ACCORDANCE WITH THE PROVISIONS, SPECIFICATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT TOGETHER WITH ANY EXHIBITS AND ATTACHMENTS HERETO.

1.1 ACCEPTANCE TEST PLAN. After CONNECT completes development of the Customer Application Software such that CONNECT believes it substantially conforms with the Scope of Work outlined in this Exhibit, CONNECT will prepare and present to Customer an Acceptance Test Plan specifying testing and acceptance procedures for the Customer Application Software. The Acceptance Test Plan when accepted by Customer will enable CONNECT and Customer to verify that the Customer Application Software performs substantially in accordance with the specifications contained in the Scope of Work.

1.2 ACCEPTANCE TESTING BY CONNECT. After Customer approves the Acceptance Test Plan, CONNECT will follow the Acceptance Test Plan to establish that the Customer Application Software, as tested or after further development and testing by CONNECT, conforms to the Scope of Work. After CONNECT is satisfied that the Custom Application Software conforms to the Scope of Work, CONNECT will deliver the Custom Application, Software together with CONNECT's written results of its testing, to Customer.

1.3 ACCEPTANCE TESTING BY CUSTOMER. Customer will have ten (10) business days after completion of the final acceptance milestone as defined on the project master schedule to test the Customer Application Software using the Acceptance Test Procedure. Customer shall perform the tests contained in the Acceptance Test Plan and report the results to CONNECT in the format agreed to by the parties. CONNECT will provide to Customer, its representatives and consultants such documentation and assistance as may reasonably be needed by Customer to perform such testing. If Customer determines at any time during the acceptance testing period that the Customer Application Software does not conform to the Scope of Work or otherwise demonstrates Major Errors, CONNECT shall, within forty-eight (48) hours of the receipt of notice of any Major Error, initiate work to verify such Major Error. If the Major Error is reproduced, then CONNECT will initiate work to correct such Major Error within the same forty-eight (48) hour period and use its best efforts to correct the Major Error and install such corrections onto the Customer Application Software. In the event that CONNECT is unable to correct any Major error or provide a work-around for such Major Error within the forty-eight (48) hour period, CONNECT shall adhere to and follow the Escalation Plan for remedying such Major Error. The Escalation Plan will contain specific milestones and other criteria for timely resolution of such Major Errors. The parties agree to mutually design such Escalation Plan. The parties will use their best efforts to design such Escalation Plan in a timely manner and will attach such Escalation Plan as an Exhibit to this Agreement. The Escalation Plan shall also contain provisions for the resolution of Minor Errors, and for regularly scheduled meetings between the parties for the timely resolution of any unresolved technical issues identified by Customer or CONNECT. The Escalation Plan will be periodically amended as deemed necessary and mutually agreed upon. For the purposes of this Exhibit, "Major Error" means any major error in the Customer Application Software which (a) is demonstrable on either the host computer installed at CONNECT's facility or on the Customer's computer system and which in the environment for which it was designed that causes the Customer Application Software to halt, (b) causes or is likely to cause data to be lost or destroyed, (c) prevents the Customer Application Software from being installed or executed on the host computer in a properly configured environment or consistently prevents the Customer Application Software from running or being accessed by a substantial number of client computer systems, (d) prevents the user from running any major subsystem of the Customer Application Software. "Minor Error" means any system error which is demonstrable in the Customer Application Software which does not rise to the level of a Major Error. Customer's failure to provide CONNECT with a written acceptance or written statement of nonconformity or Major Errors within the 10 day period shall be deemed an acceptance of the Customer Application Software.

1.4 CHANGES IN THE SCOPE OF WORK. Any changes in the Customer Application Software after Customer's approval of the Scope of Work must be requested by Customer in writing. Upon CONNECT's receipt of the change order request, CONNECT will review the impact of the requested change on the development project, including possible revisions to the Scope of Work and/or completed programming, and reassess the estimated charges for development of the Customer Application Software as so changed. CONNECT reserves the right not to accept changes because of possible cost, feasibility factors, resource limitations, or potential interference with the performance of the Customer Application Software. Upon completion of its review, CONNECT will submit proposed changes to the Scope of Work and any additional charges to Customer for approval. If Customer approves the changes and any additional charges, Customer shall provide CONNECT with written notice of the approval and the payment schedule for the additional charges. If Customer does not approve the proposed changes, CONNECT shall not be responsible for implementation of the proposed changes.

LIMITED WARRANTY (FOR CUSTOMER APPLICATION SOFTWARE ONLY)

1.5 LIMITED WARRANTY. CONNECT warrants that for a period of ninety (90) days after Customer acceptance; the Customer Application Software, when integrated with the Licensed Software and operated on the Designated Platform for which it is licensed, will perform substantially in accordance with the Scope of Work as detailed in this Exhibit. CONNECT will correct all Major Errors identified by Customer prior to or during this warranty period, subject to CONNECT being able to reproduce the defect or error. CONNECT warrants that the services to be performed and covered by this Exhibit B will be performed in a timely and professional manner by qualified professionals and that the services and software shall conform to the standards generally observed in the industry for similar services and Software. CONNECT does not warrant that the Customer Application Software will meet any of Customer's particular requirements, or that operation of the Customer Application Software will be uninterrupted or error-free.

1.7 WARRANTY OBLIGATIONS. CONNECT's sole obligations are: (i) to replace without charge tapes, diskettes or other media embodying the Customer Application Software that are defective under normal use, and (ii) to use best efforts to correct any Major Error as defined in Section 1.3 above reported by Customer to CONNECT in the Customer Application Software that is reproducible by CONNECT on a similarly configured CPU and operating system. If, after using best efforts, CONNECT is unable to make the Customer Application Software operate as warranted, Customer will be entitled, upon return of all copies of the Customer Application Software, to a refund of all fees paid to CONNECT for the Customer Application Software.

1.8 CONNECT WARRANTS that it has full power and authority to grant the rights granted by this Agreement to Customer with respect to the Software and Documentation without the consent of any other person; and that neither the performance of the Services by Licensor nor the license to and use by the Customer of the Software and Documentation (including the copying thereof) will in any way constitute an infringement or other violation of any copyright, trade secret, trademark, patent, invention, proprietary information, nondisclosure or other rights of any third party, and warrants that Software, its license to and use by Customer, and the performance by Licensor of the Services, shall be in compliance with all applicable laws, rules and regulations.

1.9 LIMITED WARRANTY. OTHER THAN THE WARRANTIES EXPRESSLY STATED ABOVE, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RELATING TO THE CUSTOMER APPLICATION SOFTWARE, , OR RELATED SERVICES, AND CONNECT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

2.0  SCOPE OF WORK, DELIVERY SCHEDULE AND PRICING

2.1 SCOPE OF WORK This section outlines the major project tasks and activities, deliverables to be produced and the way they fit together to achieve the project's objectives. For tasks that are familiar from standard systems design methodology no further description is provided.

2.1.a  ESTABLISH PROJECT ENVIRONMENT

2.2  MAJOR DELIVERABLE: PROJECT NOTEBOOK
     -----------------------------------
The Project Notebook serves as a primary control document throughout the life of the project. It will go through frequent revisions and should remain close at hand for all project participants.

The Connect Project Manager is responsible for distributing and controlling releases of the Project Notebook, which may exist in virtual format as a file structure on an ftp site.

This task also includes an all-hands project kickoff meeting. This meeting will produce a shared understanding of the project environment, OneServer, Entex' business, object oriented analysis and the principles of interactive design. The purpose is to create a common language and set of expectations around team work and one anther's deliverables. The audience is all project participants.

2.3 MAJOR DELIVERABLE: CONCEPTUAL DESIGN. The Conceptual Design document describes the Entex Web-Purchase System in terms of three dimensions: process, data, and architecture. It knits these dimensions together with business scenarios that describe the system from the user's point of view.

2.3.a How It Fits In. In addition to ensuring that all players are working from the "same sheet of music," the Conceptual Design feeds directly into later steps in the life cycle.
The process model becomes navigation and functionality; eventually, these become HTML and templates and CGI scripts.

The data model turns into a detailed object model and the scripts that implement them.

The system architecture is intended to surface all of the major project issues and describe how the pieces work together for the developers and business people.

The business scenarios verify the design in terms of the project's objectives; they also feed into usability and acceptance testing later in the life cycle.

For a relatively small-scale, rapid development project like this one the Requirements Analysis task need not last more than two weeks. Still, it is vitally important to include this task in the plan in order to foment an effective conversation among the project sponsors and partners.

Activities during this summary task include: interviews and examination of database schemas and other documents; an initial joint design session to produce a top-level domain model; production and frequent discussion of draft documentation; and sign off by senior level project sponsors.

2.3.B  Design and Implement Node Structure

2.4 MAJOR DELIVERABLE: DATABASE IMPLEMENTATION SCRIPTS. During this task, Connect Business Analysts and Software Engineers will use the output of the requirements analysis to design an object-oriented data model of OneServer nodes. They will prepare a graphical representation and spreadsheets that describe major data objects and fields. The designers will present the data model to the project team, incorporate comments and write scripts to implement the database with a small amount of test data.

This task includes a joint design session, where representatives from every project team member participate in creating the data model.

2.4.a  Design User Interface

2.5 MAJOR DELIVERABLE: OPERATIONAL HTML, ATTACHMENTS, TEMPLATES AND CGI. This deliverable consists of code and graphical content that will bear primary responsibility for creating the user experiences described in the business scenarios.

2.5.a. Design and Test Interfaces

2.6.  MAJOR DELIVERABLE: OPERATIONAL INTERFACES.
Perform System Integration and Testing

2.7  MAJOR DELIVERABLE: FUNCTIONAL WEB SITE.

Training

2.8 MAJOR DELIVERABLE: TRAINED, EFFECTIVE PROJECT TEAM. There will need to be at least one period of formal testing as possible to the commencement of coding. It will focus on the technical skills required by OneServer developers. This session will focus primarily on the UI coders and cover HTML templates, CGI scripting and operations on nodes. If required by the post-Entex Web-Purchase System business model, Connect offers administrative and operations training from its Stamford office.

2.8.a  Plan Ongoing Administration and Maintenance

2.9   MAJOR DELIVERABLE: ADMINISTRATION PLAN AND BUSINESS PROCESSES

2.10 MAJOR DELIVERABLES: STATUS REPORTS, STATUS MEETINGS, UPDATED PROJECT PLANS. Most of the tasks above hit on the activities of the Connect Project Manager in one way or another. In addition to many informal activities related to scheduling, arranging, documenting and otherwise "driving the problem," this task includes the formal activities of issue tracking, risk management and assessment by metrics. All of these become part of the project notebook.

This task includes monthly status meetings as well as weekly status reports. The monthly meetings are intended to include CONNECT's executive sponsorship and upper management as well as Entex project sponsors. The project notebook will spell out exactly the contents of the weekly status reports.

2.11  RESOURCES SUMMARY

1. COST ESTIMATES. The table below summarizes days of work required by resource and month as well as Cost Estimates for CONNECT'S services.


         Resource            Days   Estimate Cost
- -------------------------------------------------
Connect Project Manager       [*]     $ [*]
- -------------------------------------------------
Software Engineer             [*]     $ [*]
- -------------------------------------------------
Business Analyst              [*]     $ [*]
- -------------------------------------------------
TOTAL:                                $ [*]
- -------------------------------------------------


2. LABOR RATES. THIS AGREEMENT IS A TIME AND MATERIAL CONTRACT. THE FOLLOWING HOURLY RATES APPLY FOR ALL WORKED PERFORMED.


         Resource             Unit    Labor Rate
- ------------------------------------------------
Connect Project Manager      hourly      $187.00
- ------------------------------------------------
Software Engineer            hourly      $156.00
- ------------------------------------------------
Business Analyst             hourly      $150.00
- ------------------------------------------------


3. OTHER RATES: EXCEPT AS OTHERWISE AGREED IN THIS AGREEMENT, CUSTOMER SHALL REIMBURSE AT 10% OF ACTUAL COST FOR THE ALL OUT-OF-POCKET EXPENSES TO INCLUDE MILEAGE AT CURRENT IRS STANDARDS AND TRAVEL TIME.

4. INVOICING. SUBJECT TO ANY ADJUSTMENT RESULTING FROM ANY CHANGES IN THE SCOPE OF WORK. CONNECT SHALL INVOICE ACCORDING TO THE FOLLOWING PAYMENT SCHEDULE.


               Delivery                  Delivery Date     Amount
- -------------------------------------------------------------------
Ratified Software License Agreement             2/1/96   $[*]
- -------------------------------------------------------------------
Conceptual Design                              3/25/96   $[*]
- -------------------------------------------------------------------
Design & Implement Node Structure              4/22/96   $[*]
- -------------------------------------------------------------------
Customer Application                            6/6/96   $[*]
- -------------------------------------------------------------------


5.  CUSTOMER APPLICATION SOFTWARE OPTIONS.

A) CUSTOMER MAY PAY FOR MAINTENANCE OF THE CUSTOMER APPLICATION SOFTWARE AT A FEE EQUAL TO 33% OF 1. ABOVE ON A YEARLY BASIS OR,
B) ON A TIME AND MATERIAL BASIS AT CONNECT'S CURRENT RATES FOR SUCH MAINTENANCE SERVICES.

CONNECT                             CUSTOMER

Initial:    /s/ P.C.                Initial:    /s/ R.A.
        -------------------------           -----------------------

Date:  February 5, 1996             Initial:
     ----------------------------           -----------------------

- -------------------
    *Confidential Treatment requested

                           SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT C

             SUPPLEMENTAL TERMS AND CONDITIONS FOR MAINTENANCE ONLY

In the event Customer has initialed this Exhibit, then the following terms and conditions will apply solely for yearly Maintenance services for Licensed Software and Maintenance Updates and Releases thereto. The Fees for such maintenance are outlined in Exhibit A of this Agreement.

                            SECTION 1 - DEFINITIONS

The following defined terms, and other capitalized terms defined herein, shall govern the interpretation of this Exhibit. Capitalized terms that are used and not otherwise defined shall have the meaning set forth in the Software License Agreement.

1.1 "ERROR" means a material failure of the Licensed Software to conform to its functional specifications as described in the applicable User Documentation, which failure is demonstrable in the environment for which the Licensed Software was designed and causes it to be inoperable, to operate improperly in the environment for which it was designed, or produces results different from those described in the applicable User Documentation. Failures resulting from Customer's negligence or improper use of the Licensed Software, modifications or damage to the Licensed Software by Customer, and Customer's use of the Licensed Software on a CPU or with an operating system other than the Designated Platform or in combination with any third party software not provided by CONNECT or identified as compatible by CONNECT, are not considered Errors.

1.2 "ERROR CORRECTION" means either a modification or addition that, when made or added to the Licensed Software, brings the Licensed Software into material conformity with its functional specifications, or a procedure or routine that, when observed in the regular operation of the Licensed Software, avoids the practical adverse effect of such nonconformity.

1.3 "MAJOR ERROR" means any Error in the Licensed Software which (a) is demonstrable in the environment for which it was designed that causes the Licensed Software to halt, (b) causes cause data to be lost or destroyed, (c) prevents the Licensed Software from being installed or executed on the properly configured environment, or (d) prevents the user from running any major subsystem of the Licensed Software.

1.4 "MINOR ERROR" means any Error which is demonstrable in the Licensed Software that does not rise to the level of a Major Error.

1.5 "MAINTENANCE UPDATE" means an updated revision of the Licensed Software that includes Error Corrections. Maintenance Updates are normally provided to Customer on diskette or tapes.

                        SECTION 2- MAINTENANCE SERVICES

2.1  ERROR CORRECTION.

     2.1 ERROR CORRECTION. The following defines CONNECT's obligation to Customer to correct System Errors through the term of this Agreement:

Major Errors. CONNECT shall, within twenty-four (24) hours of the receipt of
- ------------
notice of any Major Error, initiate work to verify such Major Error. If the Major Error is reproduced, then CONNECT will initiate work to correct such Major Error within the same twenty-four (24) hour period and use its best efforts to correct the Major Error and install such corrections onto the Licensed Software. In the event that CONNECT is unable to correct any Major Error or provide a

Work-around for such Major Error within the twenty-four hour period, CONNECT shall adhere to and follow The Escalation Plan for remedying such Major Error. The Escalation Plan will contain specific milestones and other criteria for timely resolution of such Major Errors. The parties agree to mutually design such Escalation Plan. The parties will use their best efforts to design such Escalation Plan in a timely manner and will attach such Escalation Plan as an Exhibit to this Agreement. The Escalation Plan shall also contain provisions for the resolution of Minor Errors, and for regularly scheduled meetings between the parties for the timely resolution of any unresolved technical issues identified by Customer or CONNECT. The Escalation Plan will be periodically amended as deemed necessary and mutually agreed upon.


(b) Minor Errors:

Entex will report any non-major OneServer error to the CONNECT technical team. Entex will be asked to document the process which causes the error to occur. CONNECT and Entex will jointly prioritize the error as an A bug: a bug that severely impacts the operation of the site, or a B bug: a bug that is noticed but does not inhibit the operation of the system.

CONNECT will have 48 hours to try to recreate the bug. If the bug can be recreated, CONNECT Tech Support will notify Development. Development will report on the work that must be done to fix any A bug. It will then go back to Support for prioritization. Within one week of an A bug report, Support will report back to Entex the proposed fix schedule. For B bugs, Tech Support will log the bug in the CONNECT OneServer bug tracking system for fix in the future release.

2.2 CUSTOMER RESPONSIBILITIES. Customer agrees to notify CONNECT in writing promptly following the discovery of any Error. Further, upon discovery of an Error, Customer agrees, if requested by CONNECT, to submit to CONNECT a listing of output and any other data that CONNECT may require in order to reproduce the Error and the operating conditions under which the Error occurred or was discovered. In addition, if the Licensed Software is not hosted on a CONNECT CPU, under the terms of a separate Hosting Agreement or Exhibit to the License Agreement, Customer is responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware necessary for CONNECT to provide maintenance services to Customer.

2.3 TELEPHONE SUPPORT. At all times, on a five day basis, Monday through Friday from 6.00 a.m. to 6:00 p.m. PST, CONNECT will make a member of its maintenance staff available by telephone to Customer's designated support coordinator (Customer's named employee responsible for liaison with CONNECT relating to the Software Maintenance requested hereunder) to assist Customer's use of the Licensed Software. Customer's System Administrator will be responsible for daily maintenance of the Licensed Software per the applicable Documentation. Additional extended service plans are available from CONNECT at Customer's request.

2.4 FIELD MAINTENANCE. Upon request, CONNECT will provide field support and maintenance services at any Customer field sites at CONNECT's then current hourly field maintenance rates, together with reimbursement of applicable travel and related expenditures if pre-approved in writing by Customer.

2.5 ADDITIONAL TRAINING. Subject to space availability, Customer may enroll its employees in additional or advanced training classes at CONNECT's then current classroom hourly rates.

2.6 EXCLUSIONS FROM MAINTENANCE SERVICES. Maintenance services under this Exhibit do not include initial installation support, system administration training, operations training, network management setup for the Licensed Software, travel and living expenses for installation and training, file conversion costs, optional products and services, directories, consulting services, shipping charges, or the costs of any recommended hardware.

This Exhibit also does not cover maintenance services for any failure or defect in the Licensed Software caused by any of the following:

(a) the use not in accordance with the Documentation, alteration, or damage of the Licensed Software by Customer or persons other than CONNECT employees;

(b)  modifications to the Licensed Software not made or authorized by CONNECT;

(c)  Software other than the Licensed Software or Third Party Software;

(d)  application interfacing between the Licensed Software and other software;

(e) use of Licensed Software (i) with hardware that has not been approved by CONNECT, or (ii) on a CPU other than the Designated Platform; or

(f) Errors in any version of the Licensed Software other than the most recent Update.

                    SECTION 3 - MAINTENANCE UPDATES/RELEASES

3.1 MAINTENANCE UPDATES. CONNECT WILL, from time to time, issue maintenance updates of the Licensed Software containing Error Corrections. CONNECT will provide Customer with one (1) copy of each Maintenance Update for each copy of the Licensed Software being maintained under this Agreement, without additional charge. CONNECT will provide reasonable assistance to Customer by telephone to install and operate each Maintenance Update. Because maintenance updates are cumulative, each update is functional only if Customer has obtained and installed all prior applicable Updates. If Customer chooses not to install any update, CONNECT will maintain back-level support of the previous version of the released software.

3.2 RELEASES. During the term of this Exhibit C, and any period of extension, at CONNECT'S then current rates, Customer shall be entitled to new releases of the Licensed Software for a fifteen percent (15%) discount off the list price offered to Customers who have not entered into a maintenance Exhibit with CONNECT.

3.3 TRAVEL AND PER DIEM EXPENSES. Customer will pay, within thirty (30) days of invoice, all reasonable travel and per-diem expenses of CONNECT personnel related to any on-site support and maintenance of the Licensed Software pre-approved by Customer in writing.



CONNECT                                 COMPANY:    ENTEX Information Services, Inc.
                                        "CUSTOMER" ----------------------------------
By:       /s/ Paul Commons              By:          /s/  Robert Auray, Jr.
   ----------------------------------      ------------------------------------------

Name:         Paul Commons              Name:        Robert Auray, Jr.
     --------------------------------        ----------------------------------------

Title:   Vice President Finance         Title:   Executive Vice President and CFO
      -------------------------------         ---------------------------------------

Date:     February 5, 1996              Date:        February 2, 1996
     -------------------------------         ----------------------------------------

Telephone:       (415) 254-4000         Telephone:      914-935-3600
          --------------------------              -----------------------------------

Fax:             (415) 254-4800         Fax:            914-935-3880
    --------------------------------        -----------------------------------------


                                   EXHIBIT D

1.  PORTIONS OF THE CUSTOMER APPLICATION SOFTWARE UNIQUE TO CUSTOMER PURSUANT TO
SECTION 2.1 OF THE AGREEMENT TO BE MUTUALLY AGREED NO LATER THAN SIXTY (60) DAYS AFTER SIGNATURE OF THIS AGREEMENT.

                                                                         Page 18